UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

NATIONAL SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On June 9, 2011, National Semiconductor Corporation, a Delaware corporation (the “Company”), issued a news release announcing earnings for the quarter ended May 29, 2011.  The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Income, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP.  The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release dated June 9, 2011 issued by National Semiconductor Corporation* (Earnings)

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

This report contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained therein, the matters set forth in this report, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the timing of certain activities and the costs to be incurred in conducting certain activities.  Other risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 30, 2010 under the captions “Outlook,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: June 9, 2011	//S// Jamie E. Samath
Jamie E. Samath Vice President and Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit  99.1
Media Contact:	Financial:
Lee Ann Schlatter	Mark Veeh
(408) 721-7680	(408) 721-5007
LeeAnn.Schlatter@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Fourth Quarter Fiscal 2011

•	Q4 sales of $374.1 million increased 9% from Q3 of fiscal 2011 and decreased 6% from Q4 of fiscal 2010

•	Gross margin of 66.5% was flat with Q3 and down from 68.8% in Q4 of fiscal 2010

•	GAAP earnings per share of 26 cents was up from 24 cents in Q3 and down from 33 cents in last year’s Q4

•	Q4 results include about $14 million of merger-related expenses and an increase in diluted share count of 9 million shares

SANTA CLARA, Calif. – June 9, 2011 – National Semiconductor Corp. (NYSE:NSM) today reported sales of $374.1 million and net income of $67.1 million, or 26 cents per diluted share, for the fourth quarter of fiscal 2011, which ended May 29, 2011.

National’s fourth quarter sales were 9 percent higher than the third quarter of fiscal 2011, when the company reported $343.9 million in sales, and 6 percent lower than the $398.5 million reported in the fourth quarter of fiscal 2010. Increased sales to the broad-based industrial power market, primarily through the distribution channel, and improvements in the automotive and the communications infrastructure areas more than offset flat sales in our wireless handset business and Japan sales that were lower due to the effects of the March earthquake and tsunami.

Fourth quarter net income of $67.1 million, or 26 cents per diluted share, was an increase from the $59.4 million, or 24 cents per diluted share, in the third quarter of fiscal 2011. In last year’s fourth quarter, National reported net income of $79.2 million, or 33 cents per diluted share.

Gross margin was 66.5 percent in the fourth quarter of fiscal 2011 – flat with Q3 and down from the fourth quarter of fiscal 2010. Although revenue increased sequentially, factory utilization dropped slightly in order to reduce days of inventory by 13 in the fourth quarter from 109 days to 96. National reported gross margin of 66.5 percent in the third quarter of fiscal 2011 and 68.8 percent in the fourth quarter of fiscal 2010.

“Business conditions were a little better than we expected in the quarter,” said Don Macleod, National’s chief executive officer. “With bookings up 21%, the first increase for three quarters, we were able to get back to meaningful quarterly revenue growth.”

Merger Agreement Announced During Q4, Fiscal 2011

On April 4, 2011 it was announced that National had entered into a definitive agreement to be acquired by Texas Instruments Incorporated for $25 per share in an all-cash transaction. Our fourth quarter fiscal 2011 results included approximately $14 million of expenses attributable to the planned merger. Nearly all of these costs are included in SG&A expenses.

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In addition, our weighted average share count increased from 247 million diluted shares in the third quarter to 256 million diluted shares in the fourth quarter of fiscal 2011. This increase was driven by a number of outstanding stock options that were exercised subsequent to the April 4, 2011 announcement.  Also, under the terms of the merger agreement, National will not be declaring or paying any further dividends during the pendency of the merger transaction. National will hold a special meeting of stockholders on June 21, 2011 to seek stockholder approval of the merger with Texas Instruments. The completion of the merger is also subject to regulatory approval from various international jurisdictions.

Summary of Full Year Fiscal 2011

For fiscal 2011, National reported sales of $1.52 billion and net income of $298.8 million or $1.20 per diluted share. In fiscal 2010, National reported sales of $1.42 billion and net income of $209.2 million or 87 cents per diluted share. Gross margin in fiscal 2011 was 68.3 percent, compared to 65.9 percent in fiscal 2010.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the company's annual report on Form 10-K for the fiscal year ended May 30, 2010 under the captions “Outlook,” “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the quarterly report on Form 10-Q for the quarter ended Feb. 27, 2011.

About National Semiconductor

National Semiconductor is a leader in power management technology. Known for its easy-to-use analog integrated circuits and world-class supply chain, National’s high-performance analog products enable its customers’ systems to be more energy efficient. Headquartered in Santa Clara, Calif., National reported sales of $1.52 billion for fiscal 2011. Additional information is available at www.national.com.

# # #

National Semiconductor is a registered trademark of National Semiconductor Corporation. All other brand or product names are trademarks or registered trademarks of their respective holders.

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)
	Q4 FY11	Q3 FY11	Q4 FY10	YTD 2011	YTD 2010
	Three Months Ended			Twelve Months Ended
	May 29, 2011	Feb. 27, 2011	May 30, 2010	May 29, 2011	May 30, 2010

Net sales	$374.1	$343.9	$398.5	$1,520.4	$1,419.4
Cost of sales	125.3	115.2	124.2	482.0	484.2
Gross margin	248.8	228.7	274.3	1,038.4	935.2

Research and development	72.2	65.6	70.2	278.6	272.7
Selling, general and administrative	79.8	63.1	81.3	282.3	317.0
Severance and restructuring expenses	1.1	8.2	7.3	25.6	20.1
Other operating (income) expense, net	(0.2)	0.4	(0.1)	0.3	(0.4)

Operating expenses	152.9	137.3	158.7	586.8	609.4

Operating income	95.9	91.4	115.6	451.6	325.8

Interest income	0.8	0.6	0.5	2.6	1.8
Interest expense	(14.2)	(14.1)	(14.8)	(55.1)	(60.3)
Other non-operating income (expense), net	1.2	1.8	(4.8)	3.9	1.3

Income before taxes	83.7	79.7	96.5	403.0	268.6
Income tax expense	16.6	20.3	17.3	104.2	59.4
Net income	$67.1	$59.4	$79.2	$298.8	$209.2

Earnings per share:
Basic	$0.27	$0.25	$0.33	$1.24	$0.88
Diluted	$0.26	$0.24	$0.33	$1.20	$0.87

Selected income statement ratios as a percentage of sales:

Gross margin	66.5%	66.5%	68.8%	68.3%	65.9%
Research and development	19.3%	19.1%	17.6%	18.3%	19.2%
Selling, general and administrative	21.3%	18.3%	20.4%	18.6%	22.3%
Net income	17.9%	17.3%	19.9%	19.7%	14.7%

Effective tax rate	19.8%	25.5%	17.9%	25.9%	22.1%

Percentage increase (decrease) in selected items:	Q4 FY11 vs Q3 FY11	Q4 FY11 vs Q4 FY10	YTD FY11 vs YTD FY10

Net sales	8.8%	(6.1%)	7.1%
Net income	13.0%	(15.3%)	42.8%
Diluted earnings per share	8.3%	(21.2%)	37.9%

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)
	May 29, 2011	May 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$1,093.5	$1,027.0
Short-term investments	40.0	-
Receivables	81.5	98.2
Inventories	132.0	118.6
Deferred tax assets	64.1	70.3
Other current assets	187.5	156.8

Total current assets	1,598.6	1,470.9

Net property, plant and equipment	421.1	390.1
Goodwill	68.3	66.1
Deferred tax assets, net	209.1	245.5
Other assets	98.2	102.2
Total assets	$2,395.3	$2,274.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$-	$276.5
Accounts payable	49.2	49.8
Accrued liabilities	142.1	204.5
Income taxes payable	4.2	17.6

Total current liabilities	195.5	548.4

Long-term debt	1,042.8	1,001.0
Long-term income taxes payable	195.8	175.3
Other non-current liabilities	110.7	124.2

Total liabilities	1,544.8	1,848.9

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	125.9	119.5
Additional paid-in-capital	391.5	188.3
Retained earnings	457.5	250.3
Accumulated other comprehensive loss	(124.4)	(132.2)

Total shareholders’ equity	850.5	425.9
Total liabilities and shareholders’ equity	$2,395.3	$2,274.8

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)
	Twelve Months Ended
	May 29, 2011	May 30, 2010
Cash flows from operating activities:
Net income	$298.8	$209.2
Adjustments to reconcile net income with net cash provided by operating activities:
Depreciation and amortization	80.3	91.8
Share-based compensation	52.2	65.4
Excess tax benefit from share-based payment arrangements	(11.0)	(0.3)
Tax benefit (expense) associated with stock options	36.3	(6.8)
Gain on investments	(6.7)	(5.6)
Non-cash restructuring recovery	(1.0)	(8.3)
(Gain) loss on disposal of equipment	(0.5)	0.9
Impairment (recovery) of equipment and other assets	10.0	(1.2)
Loss on extinguishment of debt	-	2.1
Other, net	5.6	7.4
Changes in certain assets and liabilities, net:
Receivables	17.0	(28.2)
Inventories	(13.5)	15.7
Other current assets	(45.8)	(23.1)
Accounts payable and accrued liabilities	(67.3)	59.9
Current and deferred income taxes	16.5	14.6
Other non-current liabilities	2.6	9.4
Net cash provided by operating activities	373.5	402.9
Cash flows from investing activities:
Purchase of property, plant and equipment	(100.0)	(43.3)
Proceeds from sale of property, plant and equipment	4.7	3.1
Purchase of short-term investments	(80.0)	-
Proceeds from maturity of short-term investments	40.0	-
Business acquisition, net of cash acquired	(4.1)	(4.8)
Funding of benefit plan	(3.7)	(1.6)
Redemption of benefit plan	8.6	7.5
Other, net	0.4	(2.6)
Net cash used in investing activities	(134.1)	(41.7)
Cash flows from financing activities:
Proceeds from unsecured senior notes, net of issuance costs	-	244.9
Repayment of debt	(250.0)	(265.6)
Proceeds from liquidation of derivative instrument in fair value hedge	13.0	-
Payment on software license obligations	(6.6)	(6.3)
Excess tax benefit from share-based payment arrangements	11.0	0.3
Minimum tax withholding paid on behalf of employees for net share settlements	(3.5)	(2.0)
Issuance of common stock	154.8	71.2
Cash payments in connection with stock option exchange program	-	(1.3)
Cash dividends declared and paid	(91.6)	(75.7)
Net cash used in financing activities	(172.9)	(34.5)
Net change in cash and cash equivalents	66.5	326.7
Cash and cash equivalents at beginning of year	1,027.0	700.3
Cash and cash equivalents at end of year	$1,093.5	$1,027.0

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PART I.  FINANCIAL INFORMATION
EARNINGS PER SHARE (Unaudited)
(In millions, except per share amounts)
	Q4 FY11	Q3 FY11	Q4 FY10	YTD 2011	YTD 2010
	Three Months Ended			Twelve Months Ended
	May 29, 2011	Feb. 27, 2011	May 30, 2010	May 29, 2011	May 30, 2010

Net income used in basic and diluted
earnings per share calculation	$67.1	$59.4	$79.2	$298.8	$209.2

Earnings per share:
Basic	$0.27	$0.25	$0.33	$1.24	$0.88
Diluted	$0.26	$0.24	$0.33	$1.20	$0.87

Weighted-average shares outstanding:
Basic	246.9	241.5	238.0	241.8	236.4
Diluted	256.3	247.0	243.6	248.2	241.3

OTHER FINANCIAL STATEMENT DETAIL
(In millions)
	Q4 FY11	Q3 FY11	Q4 FY10	YTD 2011	YTD 2010
	Three Months Ended			Twelve Months Ended
	May 29, 2011	Feb. 27, 2011	May 30, 2010	May 29, 2011	May 30, 2010

Other operating (income) expense, net:
Net intellectual property income	$(0.2)	$-	$(0.3)	$(0.2)	$(0.3)
Litigation settlement	-	-	0.2	-	(0.3)
Other	-	0.4	-	0.5	0.2
Total other operating (income) expense, net	$(0.2)	$0.4	$(0.1)	$0.3	$(0.4)

Other non-operating income (expense), net:
Gain (loss) on investments	$1.2	$1.8	$(0.5)	$6.7	$5.6
Loss on extinguishment of debt	-	-	(2.1)	-	(2.1)
Net loss on derivative instrument in fair
value hedge	-	-	(2.2)	(2.1)	(2.2)
Loss on liquidation of derivative instrument
in fair value hedge	-	-		(0.7)
Total other non-operating income (expense), net	$1.2	$1.8	$(4.8)	$3.9	$1.3